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                                                             EXHIBIT NO. 99.1(i)
                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES


          Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated December 29, 1997, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate two new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

          1.  The new series shall be designated:

              -  Global Health Sciences Series; and
              -  International New Discovery Series.

          2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

          3. Shareholders of each series shall vote separately as a class from shareholders of each other series on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

          4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

          5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         Pursuant to Section 6.9 of the Declaration, this establishment and designation of series of Shares shall be effective upon the execution by a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 12th day of December, 2000 and further certify, as provided by the provisions of Section 9.3(d) of The Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.




SAMUEL ADAMS                   DAVID D. HORN
----------------------         ------------------------
Samuel Adams                   David D. Horn
23 University Lane             Strong Road
Manchester, MA  01944          New Vineyard, ME  04956



                               DERWYN F. PHILLIPS
----------------------         ------------------------
J. Kermit Birchfield           Derwyn F. Phillips
33 Way Road                    22 Cliff Street
Gloucester, MA  01930          Marblehead, MA  01945



WILLIAM R. GUTOW
----------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230